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          INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                            C/FUNDS GROUP, INC.


                             C/Financial Fund


        The named Corporation is authorized to issue 5,000,000 Shares
                         Par Value $.001 Each.


This certifies that ___________________________________________________
is the owner of ______________________________________________ fully paid and non-assessable Shares in the C/FINANCIAL FUND Series of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. The Corporation will furnish the Shareholder, upon request and without charge, the designations, objectives and limitations of each Series.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated________________________________________



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